Exhibit 10.88

AMENDMENT NO. 2
to
EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement is entered into as of June 25, 2003 (“Amendment No. 2”) by and among VCampus Corporation, a Delaware corporation (the “Company” or “VCampus”), and Christopher Louis Nelson (“Nelson”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement dated as of June 3, 2002 between the Company and Nelson (the “Employment Agreement”) and/or the Amendment No. 1 thereto executed by the Company and Nelson on or about December 13, 2002 (“Amendment No. 1”).

WHEREAS, the parties signatory hereto desire to amend the Employment Agreement in accordance with the terms hereof to amend the terms of certain bonus amounts and performance criteria agreed upon by the parties following the execution of the Employment Agreement and Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment of Exhibit B.  Exhibit B of the Employment Agreement, as amended by Amendment No. 1, is hereby deleted in its entirety and replaced with the following:

This Exhibit B includes the calculations for the performance bonus due Nelson in accordance with Section 3 (b) of the Employment Agreement.  All bonus amounts referenced herein are subject to any withholdings required by law.  These criteria and bonus determinations are valid only for the time period from May 31, 2003 to May 31, 2004.

A.            Subjective Bonus: $25,000 Total Opportunity

A bonus ranging from $0 to up to a maximum of $25,000 will be paid based on overall executive management and leadership of the Finance, CST & content departments.  The Subjective Bonus will be payable on May 31, 2004, conditioned upon Nelson’s achievement of the performance criteria.  Special consideration will be given to the following assignments:

1.             Creating a solid management team by mentoring and training and/or upgrading the talent pool in CS&T.  To the extent this goal is accomplished, a bonus from $0 to $10,000 will be payable to Nelson on May 31, 2004.

2.             Outsourcing all software maintenance, documentation, enhancements, bug fixes, quality assurance, and back office functions to the extent possible to high quality and low-cost sources while maintaining quality of services delivered internally and to customers.  To the extent that this goal is accomplished, a bonus from $0 to $15,000 will be payable to Nelson on May 31, 2004.

B.            Objective Bonus: $75,000 Total Opportunity.

A bonus from $0 up to a maximum of $75,000 will be paid if the following goals are achieved:

1.             The average daily trading dollar volume of the Company’s stock exceeds $100,000 (closing stock price times the daily volume) for 20 consecutive days.  Nelson shall be paid a $10,000 bonus on a one-time basis for any such occurrence, payable at the end of any month in which this goal is accomplished.

2.             The average stock price growth rate of the Company’s common stock for the following specified time periods exceeds the overall performance of the Company’s eLearning peer group of companies that are listed on the NASDAQ SmallCap or National Market as:  CLKS, ECLG, SABA, DCNT:

(a)                                  $750 paid on August 31, 2003 if achieved from May 15, 2003 through August 14, 2003.

(b)                                 $750 paid on November 30, 2003 if achieved from August 15, 2003 through November 14, 2003.

(c)                                  $750 paid on February 28, 2004 if achieved from November 15, 2003 through February 14, 2004.

(d)                                 $750 paid on May 31, 2004 if achieved from February 15, 2003 through May 14, 2003.

(e)           $2,000 paid on May 31, 2004 if achieved from May 15, 2003 through May 14, 2004.

3.             If the (a) the Company is listed on the NASDAQ SmallCap Market as of May 14, 2004; and (b) if sufficient capital, if considered separately from capital raised from sources which were not new, was raised from new sources to maintain the listing as of May 14, 2004, Nelson shall receive a $5,000.00 bonus payable on May 31, 2004.  Provided, however, that if the Company’s Board of Directors (the “Board”) resolves to voluntarily delist the Company from the NASDAQ SmallCap Market on or before May 14, 2004 and the Company was eligible for continued listing as measured by NASDAQ’S Stockholder Equity Test as of the date of such Board resolution, then the bonus of $5,000 will be earned and payable to Nelson within five (5) business days of such Board resolution.

4.             If the Company reaches P&L profitability for any four months, Nelson shall receive a one-time bonus payment of $10,000.00 payable within thirty (30) days of the end of the fourth month.

5.             If at least one analyst  initiates coverage of VCampus, Nelson shall receive a one-time bonus payment of $5,000, payable at the end of the month in which the analyst initiates coverage.

6.             If all expectations on functions and features by Park University (“Park”) of a new system are met as evidenced by Park renewing its contract with the Company for at least one year with the expectation of a continuing relationship that permits VCampus to provide substantially the same services and for the same term as it provides to Park under the current contract, Nelson shall receive a one-time bonus payment of $15,000, payable at the end of the month in which Park University renews its contract with the Company.

7.             If expectations on functions, features and service quality by NCSBN, VA, State Farm, ICC/BOCA, and NYIF are met as evidenced by a satisfactory or better rating (or non-response) to a customer survey to be conducted on or about April 1, 2004, Nelson shall receive a bonus of $3,000 for each such customer who rates the Company satisfactory or better (or non-response) and who remains a customer of the Company on May 15, 2004, payable on May 31, 2004.

8.             If the Company’s help desk efficiency and customer service responsiveness is improved over their current state (as of May 2003), Nelson shall be eligible for a $5,000 bonus payable on May 31, 2004, so long as the Company’s system availability and help desk efficiency and responsiveness from June 2003 to April 2004 meet or exceed their corresponding levels as of May 2003, which are as follows

•                  Average Abandon Rate – For all customer calls into Customer Service, achieve an average abandon rate of 7.5% or less.

•                  Mean Time to Respond to emails – For all emails, achieve an MTTRespond of 5 hours or less.

•                  Mean Time to Deploy Courses – For all custom courses achieve an MTTDeploy of 5 hours or less.

•                  Mean Time to Create Course Shells – For all custom courses achieve an MTTCreate Course Shells of 7 hours or less.

9.             If a new LMS from a third party replaces the Company’s current LMS and the Informix database is selected and implemented by April 1, 2004, Nelson shall be entitled to a bonus as described below, subject to the following conditions:  (a) the new LMS must be fully integrated with the new system under development; and (b) the new LMS must also able to run the Company’s entire marketable library of courses (courses which were sold by the Company between June 1, 2002 and May 31, 2003) and offer classroom management functionality.  If the foregoing criteria are substantially accomplished, Nelson shall receive a $5,000 bonus payable on May 31, 2004.

2.     Continuing Force and Effect.  The Employment Agreement and Paragraph 1 of Amendment No. 1 are hereby ratified and affirmed in all respects, and shall continue in full force and effect to the extent of and in accordance with their terms.

3.     Counterparts.  This Amendment No. 2 may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.     Governing Law.  This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of Virginia (without reference to conflicts of law provisions thereof).

5.     Headings.  The various headings of this Amendment No. 2 are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment No. 2 or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Employment Agreement as of the date first written above.

VCampus Corporation

By:	/s/ Narasimahan P. Kannan
Narasimhan P. Kannan
Chairman of the Board and CEO

/s/ Christopher Nelson
Christopher Nelson